Exhibit 10.35

Basic Terms

revised 04/19/2018

Licensee:	NeuroBo	Licensor:	Business District
	John Brooks		Attn: Ben Gunther
177 Huntington Avenue, 17th Floor
Boston, MA 02115

Telephone number:	(617) 799-0479	Telephone number:	(617) 982-1010
E-mail address:	jlbrooksiii@gmail.com	E-mail address:	info@theBDistrict.com

Primary Billing Contact:
(if different)

Term:	Start Date: May 1, 2018		End Date: May 31, 2019

Notice Date:	March 31, 2019

Office Number:	1725 (May 2018 only), 1409 & 1411 (June 1, 2018 - May 31, 2019)
	Maximum number of occupants:		8
	Complimentary meeting room usage per month:		4	Hours

Monthly Fees:

Package(s):		Package Value		Breakdown of Recurring Monthly Fees
				Period	Discount	Monthly Fees*
1	Professional Office Solution(s)	$3,200.00	(May 2018)	05/01/2018 to 05/31/2018		$3,399.00
1	Meeting Room Essential	$199.00	(May 2018)	06/01/2018 to 05/31/2019	$149.00	$6,900.00
2	Professional Office Solution(s)	$3,450.00	(6/1/18-5/31/19)
1	4 add’l hr./mo. in Meeting Room	$149.00	(6/1/18-5/31/19)

Services Included:

0	Telephone Set with Local Phone Number
0	Live Call Answering (up to 150 calls/mo)
0	Personalized Reception Services
1	High Speed Internet	Included
1	Wi-Fi Access	Included
1	Furniture Package	Included
1	Unlimited Café Access	Included
1	24/7 Access to Meeting Rooms/Day Offices	Included
1	Online Meeting Room Booking	Included
1	Fast and Secure Internet Connection	Included
1	8 Hours Private Meeting Rooms,	Included	(May 2018 only)
	Community Café, and/or Day Office Use

Due upon execution of Agreement:

Initial Programming and Installation		$250.00	Included Discount:	$550.00
Services Retainer		$6,900.00
First Month’s Fee		$3,399.00
Sales Tax		To Be Billed
Total		$10,549.00

JLB	4/19/18
Client Initial	Date

* Excludes sales, use and/or other applicable tax.

Business District License Agreement

This Office Use Agreement (“Agreement”) between Business District (“Business District” or “Licensor”) and Client (“Licensee”) (collectively the “Parties”) is a revocable grant of privileges to use assigned office space, common areas, parking (herein referred to as the “Office”), and to request and receive, based upon availability at the time of request, office services that Licensor may provide (herein referred to as the “Services”) with or without cost to Licensee at Licensor’s sole discretion as to services offered, hours of availability, and billable cost to Licensee.  The fees and charges for the use of the Office and the Services are referred to herein as the “Monthly Fees”.  Licensee may not sub-license or otherwise assign rights in this Agreement without written authorization of Licensor, which shall not be unreasonably withheld THIS AGREEMENT IS NOT A LEASE FOR OFFICE SPACE AND DOES NOT GRANT ANY RIGHTS IN REAL ESTATE OR UNDER LANDLORD/TENENT LAW.  IT IS MERELY A REVOCABLE LICENSE TO USE OFFICE SPACE AND AVAILABLE OFFICE SERVICES.

1.                                      Office Use Restrictions

1.1                               Licensee may use office space(s) assigned to Licensee by Licensor.  Office spaces assigned to Licensee (if any), the term of this License as it relates to the use thereof; and the Monthly Fees currently in effect for the use thereof; are set forth on Basic Terms.  If no office space is assigned, Licensee is to make use of available office space and meeting rooms at the discretion of the Licensor and at the prevailing rate.  Use of unassigned, empty office space(s) may result in pro-rated license fees for the time of use.  Licensor retains the right to relocate Licensee, at Licensor’s expense, to similarly sized or larger office space at the same street address at Licensor’s convenience and at the license fee arrangement in force at the time of reassignment.  Office space usage is restricted to use as an office solely for the benefit of Licensee.  Non-standard office equipment must be pre-approved by Licensor in writing prior to installation and/or use.

1.2                               Unless otherwise advised in writing Licensee and Licensee’s guests must adhere to all Premises Rules and Regulations (“Rules”).  Changes to Rules are made at the discretion of the Licensor.  Licensor retains the right to enforce an immediate cessation of Licensee’s access to the premises and parking lot if necessary, in Licensor’s opinion, to maintain a safe and productive work environment.

1.3                               Licensee improvements to office space must be pre-approved by Licensor in writing and shall remain with the improved office space for the benefit of Licensor if office space is vacated or the Agreement is terminated.  J heirs * may not use any hard-wired telecommunications equipment or wiring not installed by Licensor and may not install or modify hard-wired telecommunications equipment or wiring.  Licensee may also not change any locks or add additional locking mechanisms to secure any office space.

1.4                               Upon any termination of this Agreement, Licensee agrees to vacate the Office and cease all use of the space and Services.  Furthermore, Licensor will not be responsible for providing any further services.  On or before the Notice Dare, Licensee agrees to give us notice of intent to terminate this Agreement or to renew it Any renewal will only be upon such terms or conditions as both parties may agree in writing.  In the event Licensee fails to provide such notice, this Agreement will automatically renew for a Term equal in time to the original Term of and upon the same terns and conditions as this Agreement; provided, the Monthly Fees will be the then applicable Monthly Fees for the Office and Services, and the Monthly Fees may be higher than those previously applicable.  In the event an office has been assigned and Licensee notifies Licensor of intent to vacate the Office and fails to do so on or before the End Date, the terms of this Agreement and the license granted will continue on a month-to-month basis at the then applicable Monthly Fees for the Office (based on a month-to-month term) and Services, and the Monthly Fees may be higher than those previously applicable; Licensor will be liable for any damages resulting from failure to vacate the Office.

2.                                      Office Services

2.1                               Setup services for each office space shall only be provided by Licensor.  Licensee agrees to pay all applicable set-up fees prior to the time such services are rendered.

2.2                               Licensor may, at Licensor’s sole discretion, make certain Office Services available to Licensee either as a courtesy or fee-based service.  Services offered and hours of availability are determined by Licensor and may be discontinued or modified by Licensor without prior notice.  Licensee assumes the responsibility for errors in work services performed by Licensor supplied personnel, and work performed or produced by Licensor operated or maintained equipment and hereby indemnifies Licensor for damages incurred by Licensee or third parties as a result of such errors.

2.3                               Mail shall be delivered to the premises and distributed to Licensees by the Licensor within the premises.  Licensees agree to not forward their mail through any mail forwarding instruction or form provided to the US Post Office or its employees or contractors.  Licensee acknowledges that the filing of such a form can disrupt mail services to other Licensees and to the Licensor.  The Licensee acknowledges that it is their sole responsibility to notify all parties of the termination of the use of your office, address and/or phone and facsimile numbers.

3.                                      Fees

3.1                               Licensee agrees to pay all invoiced charges on or before the 15th of the month Licensee further agrees to pay late fees of flee percent (5%) the total balance owed, or such lower maximum rate as permitted by law if not paid by due date payable with or without any written notice by Licensor.  Licensee agrees to pay all cost and expenses including reasonable attorneys’ fees associated with the collection of any delinquent debt owed by Licensee to Licensor.

3.2                               Licensee agrees that the Services Retainer will not be used as payment for Monthly Fees.  In the event Licensee defaults in the performance of any of the terms of this Agreement.  Licensor may immediately and without prior notice, use, apply or retain the whole, or any part, of the Services Retainer for the payment of Monthly Fees, any service fee or any other payment due, or for payment of any other sums due by reason of dekult If, upon termination of this Agreement.  Licensee has fully and faithfully complied with all the terms and provisions of this Agreement, remitted all amounts due and payable, and surrendered all keys, access cards, building passes and all other property provided, the Services Retainer ne any remaining balance, will be returned within 45 days; provided, however, Licensee agrees to pay for repainting and cleaning the carpets in each Office used at a oost not to exceed the Services Retainer.

4.                                      Damage to Premises by Licensee & Insurance Coverage

4.1                               Licensee agrees to pay 911 costs associated with the repair of damage caused to premises by Licensee’s activities or any act or omission of Licensee or Licensee’s guests that does not, in the opinion of the Licensor, constitute normal wear and scar.  Licensee further agrees to compensate Licensor for any costs incurred as a result of loss of use of any office space, parking space, common space or equipment or related supplies associated with damage caused by the Licensee.

4.2                               Licensor retains the right to inspect, repair, and improve office space assigned to Licensee as Licensor deems necessary.  Licensor retains the right to show assigned office space to prospective clients and shall make reasonable efforts to not disrupt the business activities of Licensee

4.3                               Licensee assumes all risk of bodily injury and loss of or damage to personal property of Licensee and Licensee’s agents employees, contractors, and guests on the premises and agrees to maintain, at its sole expense, comprehensive commercial general liability insurance.  Licensee agrees to hold Licensor harmless from such losses and indemnify Licensor from such losses by Licensee’s employees, agents.  contractors, and guests.  Licensee waives all claims for recovery against Licensor and Licensor’s agents, employees, officers, directors, and assigns for damage to personal property or for personal injury required to be insured under the terms of this Agreement and waives any claim for recovery.  Licensee waives all claims for recovery against Licensor and Licenser’s agents, employees, officer, directors, and assigns of damage to personal property in excess of their insured value.

4.4                               Licensee agrees that should office space become unusable or unsuitable due to damage not caused by Licensee or Licensee’s agents, contractors, employees, and guests, Licensor may, at Licensor’s discretion, elect to move Licensee to similar or larger office space until repairs can be completed or terminate the Agreement if repairs cannot render the office space usable or suitable for Licensee within three (3) months.  If repairs can be completed within three (3) months but similar or larger office space is not available, Licensor may choose to repair the office space and abate the Monthly Fees for the period of time the office space is unusable or unsuitable to the Licensee

5.                                      Liability and Indemnification

5.1                               LICENSEE SHALL INDEMNIFY AND HOLD LICENSOR AND LICENSOR’S AFFILIATES, AGENTS, ASSIGNS, DIRECTORS, EMPLOYEES, MEMBERS, OFFICERS, PARTNERS, AND SHAREHOLDERS HARMLESS FOR ANY ACT OR OMISSION RESULTING IN DIRECT OR INDIRECT DAMAGES WHETHER ACTUAL, CONSEQUENTIAL.  EXEMPLARY, INCIDENTAL, PUNITIVE, OR SPECIAL THAT ARISE FROM THE USE OF THE OFFICE SPACE OR OFFICE SERVICES BY LICENSEE OR LICENSEE’S AFFILIATES, AGENTS, DIRECTORS, EMPLOYEES, GUESTS.  MEMBERS, OFFICERS, PARTNERS, AND SHAREHOLDERS.

5.2                               LICENSEE AGREES THAT NEITHER LICENSOR NOR LICENSOR’S AFFILIATES.  AGENTS, ASSIGNS, DIRECTORS, EMPLOYEES, MEMBERS, OFFICERS, PARTNERS, OR SHAREHOLDERS SHALL BE LIABLE FOR ANY DIRECT OR INDIRECT DAMAGES WHETHER ACTUAL, CONSEQUENTIAL.  EXEMPLARY, INCIDENTAL, PUNITIVE, OR SPECIAL THAT ARISE OUT OF LICENSOR’S FAILURE TO PROVIDE ACCESS TO OR THE USE OF OFFICE SPACE.  OFFICE SERVICES, PARKING, ELECTRICITY, HEAT, AIR CONDITIONING, OR WATER AND FURTHER INCLUDING ANY INTERRUPTION TO HE BUSINESS OF LICENSEE OR ANY THIRD PARTY RESULTING THEREFROM OR BODILY OR MENTAL INJURY TO LICENSEE OR LICENSEE’S AFFILIATES, AGENTS, DIRECTORS, EMPLOYEES, GUESTS, MEMBERS, OFFICERS, PARTNERS, AND SHAREHOLDERS; OR DAMAGE TO PERSONAL PROPERTY OF LICENSEE OR LICENSEE’S AFFILIATES, AGENTS, DIRECTORS, EMPLOYEES, GUESTS, MEMBERS, OFFICERS, PARTNERS, AND SHAREHOLDERS UNLESS SUCH DAMAGE IS PROXIMATELY CAUSED BY LICENSOR’S GROSS NEGLIGENCE AND WILLFUL CONDUCT.

6.                                      Termination by Default

6.1                               Licensee shall be in default if (a) Licensee fails to timely pay arty invoice issued by Licensor; (b) Licensee violates any provision of this Agreement and the violation is not cured within five (5) days after written notice of such violation is mailed to the Licensee or delivered to Licensee’s office space; (c) Licensee makes any assignment of assert for the benefit of its creditors; or (d) Licensee appears, in the opinion of Licensor, to be unable to meet its financial obligations under this Agreement.  The Licensor’s failure to declare a default for any of the conditions set forth herein shall not be deemed a waiver of the Licensor’s right to declare future defaults.

6.2                               In event of default, Licensor may terminate this Agreement at will and without notice to Licensee and all amounts owed by Licensee to Licensor shall be immediately due and payable; Licensee herein grants to Licensor a lien on the contents of Licensee’s office space in the event of default which may, at Licensor’s discretion, be deemed abandoned and be sold or held.

6.3                               Licensee agrees to pay all costs and expenses, including reasonable attorneys’ fees incurred in connection with the enforcement of this Agreement or the collection of any amounts owed hereunder.  for any declaratory relief sought by Licensor.  or for any action to preserve Licensor’s rights under this Agreement

7.                                      Solicitation of Licensor’s Employees Prohibited

7.1                               Licensee agrees to not, without Licensor’s prior written authorization, directly or indirectly, individually or on behalf of any other person, entice or induce any employee or agent of the Licensor to leave the employment of the Licensor for the purpose of working for the Licensee while under Agreement with Licensor or for a period of one year after agreement terminates.  Enticement includes engaging in any sort of contact with a Licensor employee or agent for the purpose, directly or indirectly, of causing the Licensor’s employee or agent to leave the employ of the Licensor.  Licensee further agrees that the damage to Licensor caused by a breach of this provision would be extremely difficult to quantify, therefore Licensee agrees to pay to Licensor liquidated damages equal to the annual salary of the affected employee or agent.

8.                                      Other Provisions

8.1                               This writing, and the Basic Terms accompanying this Agreement, represents the entire agreement between the parties and supersedes all prior agreements.  This Agreement may not be amended except by a writing evidencing the parties’ approval of the amendment and bearing the authorized signatures of Licensee and Licensor.  All waivers must be in writing, identify with particularity the rights being waived, and signed by the party waiving rights.  Failure of the Licensor to enforce any right under law or this Agreement shall not be deemed a waiver of rights by the Licensor.  The correction of any act or omission by Licensee shall not be deemed to cure any default by Licensee.  Licensee agrees that venue is only proper in the jurisdiction where the premises are located.  Licensee further agrees that the taws of the state where the premises are located shall govern this Agreement and all disputes between the parties.  License agrees that if any provision herein is held invalid or unenforceable by a court of competent jurisdiction, the remaining ports shall remain in effect unless the striking of the provision frustrates the purpose of this Agreement.

8.2                               This Agreement is subordinate to any Agreement between the Licensor and the holder of rights in real property or a mortgage interest to the premises.  This Agreement shall terminate immediately should the Licensor’s operations cease at the premises where Licensee has licensed the use of office space.  Signatory for Licensee affirms that be/she has sufficient actual authority to enter in to this Agreement on behalf of Licensee, that Licensee has sufficient financial resources to perform its contractual obligations to Licensor, and that Licensee has not defaulted on any mortgage, prior lease, or prior license for the use of office space.  Licensee agrees to maintain and protect all security measures to the premises, including keys, magnetic cards, and access codes.  Loss of such security measures shall be immediately reported to Licensor.

                                                8.3                               The Licensee agrees to obtain all certificates, permits, and licenses required by statute, code, regulation, or ordinance for the Licensee to occupy and conduct business from their office space and to hold Licensor harmless from Licensee’s failure to obtain such documentation and approvals.  Licensee further agrees to not bring hazardous waste onto the premises and to minimize the use hazardous substances to those necessary for ordinary and customary for the functioning of a business office and to keep all hazardous substances contained and secured Licensee agrees to report all spills and office space contamination front hazardous substances to Licensor immediately.  Licensee agrees to compensate Licensor for any environmental remediation needed due to a spill or other contamination caused by Licensee or Licensee’s guests.

8.4                               Written notices required under this Agreement shall be delivered to Licensee at the Licensee’s address of sword Changes to the Licensee’s address of record must be immediately reported to the Licensor.  Notices delivered to an old address due to Licensee’s failure to provide a current address of record shall be deemed delivered under this Agreement.

8.5                               Licensor makes no guarantee as to the accuracy of stated dimensions of any office space Licensee is responsible to determine if office space size is suitable prior to entering into this Agreement.  Licensee may nor install or place signage on or in the office building without prior approval of Licensor.  Licensor has the right to regulate the placement, size, type, and aesthetics of signage.  Licensor also has the right to restrict the number and type of vehicles Liceesee and Licensee’s agents and employees may park in the premises parking lot large commercial vans and trucks may only be parked in the parking lot with pre-approval of Licensor and may be assigned spaces at the Licensor’s discretion.

8.6                               Terms not otherwise defined in this Agreement shall have their ordinary and customary meaning unless defined in a supplemental writing attached hereto.  This Agreement is assignable without notice to the Licensee and at the will of the Licensor.

LICENSEE

By:	/s/ John L. Brooks III

Title:	President & CEO	Date:	4/19/18

BUSINESS DISTRICT

By:	/s/ Se D. ColL

Title:	Business Relationship Manager	Date:	4/19/18

PERSONAL GUARANTEE OF LICENSEE’S OBLIGATIONS:  Guarantor personally guarantees Licensee’s performance under this Agreement and herby waives all defenses related to a material alternation of the underlying Agreement by the Parties.

By:	Date:

License Agreement Addendum No. 1

This Addendum entered into by and between Business District (Licensor) and NeuroBo Pharmaceuticals (Licensee) this 31st day of May 2019, modifies the following documents:

•                  Basic Terms and License Agreement executed on April 19, 2018.

A.            Office #1415 will be added to NeuroBo Pharmaceuticals’ contract on June 1, 2019. The monthly fee shall for this office shall be $2,200.00.

B.            The existing agreement shall be extended with a new End Date of August 31, 2019.

C.            Licensee may extend this Agreement on a month-to-month basis with a minimum of 45-day notice. Notice must be given on or before the 15th of the month for termination on the last day of the following month.

D.            All other terms and conditions included in the above referenced Basic Terms and License Agreement remain unchanged.

AGREED:

NeuroBo Pharmaceuticals	Business District
Licensee	Licensor

/s/ John L. Brooks III	/s/ Ben Gunther
Signature	Signature

John L. Brooks III	Ben Gunther
Print Name	Print Name

5/31/19	5/31/19
Date	Date

License Agreement Addendum No. 2

This Addendum entered into by and between Business District (Licensor) and NeuroBo Pharmaceuticals (Licensee) this 1st day of July 2019, modifies the following documents:

•                  Basic Terms and License Agreement executed on April 19, 2018

•                  Addendum No 1 executed May 31, 2019

A.            Office #1417 will be added to NeuroBo Pharmaceuticals’ contract on July 8, 2019. The monthly fee shall for this office shall be $2,200.00/month (fee for July 2019 will be prorated).

B.            All other terms and conditions included in the above referenced Basic Terms, License Agreement and Addendum remain unchanged.

AGREED:

NeuroBo Pharmaceuticals	Business District
Licensee	Licensor

/s/ John L. Brooks III	/s/ Ben Gunther
Signature	Signature

John L. Brooks III	Ben Gunther
Print Name	Print Name

7/1/19	7/1/19
Date	Date

License Agreement Addendum No. 3

This Addendum entered into by and between Business District (Licensor) and NeuroBo Pharmaceuticals (Licensee) this 6th day of August 2019, modifies the following documents:

•                  Basic Terms and License Agreement executed on April 19, 2018

•                  Addendum No. 1 executed May 31, 2019

•                  Addendum No. 2 executed July 1, 2019

A.            The existing agreement shall be extended with a new End Date of September 30, 2019.

B.            Licensee may extend this Agreement on a month-to-month basis with a minimum of 45-day notice. Notice must be given on or before the 15th of the month for termination on the last day of the following month.

C.            All other terms and conditions included in the above referenced Basic Terms, License Agreement and Addenda remain unchanged.

AGREED:

NeuroBo Pharmaceuticals	Business District
Licensee	Licensor

/s/ John L. Brooks III	/s/ Ben Gunther
Signature	Signature

John L. Brooks III	Ben Gunther
Print Name	Print Name

8/6/19	8/6/19
Date	Date